UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2011

Exact Name of Registrant as Specified
in its Charter, State of
Commission	Incorporation, Address of Principal	IRS Employer
File Number	Executive Offices and Telephone Number	Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
I.	On August 8, 2011, DTE Energy Company (“DTE Energy” or the “Company”) Executive Chairman Anthony F. Earley, Jr. advised the Board of Directors of DTE Energy (the “Board”) that he will retire from employment at DTE Energy and resign from the Board effective on September 12, 2011.
On August 8, 2011, the Board elected Gerard M. Anderson, DTE Energy’s President and Chief Executive Officer, to the additional role of Chairman of the Board effective upon Mr. Earley’s retirement on September 12, 2011. Mr. Anderson will retain his current role as President and Chief Executive Officer.
Upon effectiveness of his new role, Mr. Anderson will receive a $100,000 increase in base salary.
A copy of the Company’s press release announcing Mr. Earley’s retirement and Mr. Anderson’s election is attached hereto as Exhibit 99.1 and incorporated herein by reference.
II.	On August 8, 2011, the Company entered into a Confidentiality and Non-Competition Agreement with Mr. Earley. Under the terms of this agreement, Mr. Earley agrees not to compete with the Company or solicit employees or customers of the Company for a period of 12 months following the termination of his employment with the Company. Mr. Earley also agrees to protect the Company’s confidential information.
The description set forth above is qualified in its entirety by reference to the full text of the Confidentiality and Non-Competition Agreement which is attached to this Current Report as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

10.1	Confidentiality and Non-Competition Agreement between DTE Energy Company and Anthony F. Earley, Jr. dated as of August 8, 2011.
99.1	Press Release of DTE Energy Company dated August 9, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 9, 2011

DTE ENERGY COMPANY (Registrant)
/s/ Lisa A. Muschong
Lisa A. Muschong
Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Confidentiality and Non-Competition Agreement between DTE Energy Company and Anthony F. Earley, Jr. dated as of August 8, 2011.
99.1	Press Release of DTE Energy Company dated August 9, 2011.